EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

     American Home Mortgage Investment Corp. Files for Chapter 11 Bankruptcy

        Receives $50 Million Debtor-in-Possession Financing to Facilitate
                             the Chapter 11 Process

   Engages Kroll Zolfo Cooper, Highly Experienced Management Professionals In
                              Bankruptcy Situations

Melville, NY, - August 6, 2007 - American Home Mortgage Investment Corp. (NYSE:
AHM) today reported that its Board of Directors, after carefully assessing the sudden adverse impact on the Company's liquidity and business from the extraordinary disruptions now occurring in the secondary mortgage and real estate markets, has authorized management to seek protection for the Company through the bankruptcy process in order to best preserve the value of the Company's assets. Accordingly, American Home Mortgage Investment Corp., together with certain of its subsidiaries, has today filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Under the protection of Chapter 11, American Home will have the time and opportunity to achieve the best possible value for the creditors of its mortgage based assets and related operations, as well as an orderly wind down of the Company.

American Home ceased taking mortgage applications on August 1, 2007 and separated all production employees on August 3, 2007. The Company is currently maintaining its thrift and servicing businesses.

In conjunction with the filing, WL Ross & Co. LLC through its fund, WLR Recovery Fund III, L.P., has agreed to provide American Home up to $50 million in debtor in possession (DIP) financing, subject to court approval. The DIP financing is expected to provide American Home with funding to facilitate the Chapter 11 process.

American Home further announced that its Board has approved and the Company has retained the services of Kroll Zolfo Cooper, and specifically its Chairman, Stephen Cooper, a highly experienced specialist in troubled business situations, to lead the Chapter 11 process.

"It is unfortunate that American Home Mortgage, a company which we built into a highly successful business, experienced this sudden reversal of its fortunes due to the unanticipated and rather sudden deteriorations in the secondary and national real estate markets," stated Michael Strauss, American Home's Chief Executive Officer. "The Chapter 11 process provides American Home the protection and the opportunity to have the time to make the most prudent decisions to realize the highest value of our assets for creditors. We now shift our focus to this objective."

American Home further stated that, since the Company terminated its mortgage originations business and, while the Chapter 11 process is intended to help preserve and protect the value of the Company's assets, it is highly unlikely that these values will be sufficient to pay its creditors in full, and that it is realistic to conclude that ultimately there will be no shareholder equity value remaining.

The Company anticipates that the New York Stock Exchange will commence delisting proceedings with respect to its common and preferred stock.

Milestone Advisors, LLC are acting as advisors to American Home and Young Conaway Stargatt & Taylor, LLP is acting as legal counsel to the Company with respect to the bankruptcy.

More information about American Home's Chapter 11 case will be available on its Web site at www.americanhm.com

      This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:
Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com